Exhibit (h)(4)

BLACKROCK MULTI-SECTOR OPPORTUNITIES TRUST

[•] COMMON SHARES OF BENEFICIAL INTEREST

($        PAR VALUE)

FORM OF INITIAL OFFERING PERIOD AGREEMENT

            , 2018

, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley Smith Barney LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park New York, New York 10036

Ladies and Gentlemen:

BlackRock Multi-Sector Opportunities Trust (the “Trust”), has entered into a distribution agreement with BlackRock Investments, LLC, a Delaware limited liability company (the “Distributor”), dated as of             , 2018 (the “Distribution Agreement”), whereby the Distributor shall act as the Trust’s principal underwriter for the distribution of common shares of beneficial interest, $     par value (such common shares of beneficial interest distributed during the Initial Offering Period (as defined below), the “Common Shares” or the “Securities”), of the Trust. The Common Shares shall be offered through a dealer or a group of dealers selected by the Distributor. The Trust, the Distributor, the Trust’s investment adviser, BlackRock Advisors, LLC, a Delaware limited liability company (the “Investment Adviser”), the Trust’s investment sub-advisers, BlackRock International Limited, a corporation organized under the laws of the United Kingdom, and BlackRock (Singapore) Limited, a corporation organized under the laws of Singapore (the “Sub-Advisers” and, together with the Investment Adviser, the “Advisers” and each, an “Adviser”) are entering into this Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley Smith Barney LLC (“Morgan Stanley,” together with Merrill Lynch, the “Dealers” and each, a “Dealer”) to provide for certain matters with respect to the Initial Offering Period (as defined below) of the Common Shares. Each Dealer has entered into a selected dealer agreement (collectively, the “Dealer Agreements”) with the Distributor with respect to the Trust and its Common Shares. The Common Shares are described in the Prospectus referred to below.

The Trust, the Distributor, each of the Advisers and the Dealers, intending to be bound, hereby agree as follows:

The Trust understands that the Dealers propose to make a public offering of the Common Shares as soon as the Dealers deem advisable after this Agreement has been executed and delivered.

The Trust has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (333-220294 and 811-23285) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (collectively, the “Rules and Regulations”), and a notification (the “Notification”) on Form N-8A of registration of the Trust as an investment company under the 1940 Act and the Rules and Regulations thereunder. Promptly after execution and delivery of this Agreement, the Trust will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The registration statement, including the exhibits thereto and schedules thereto, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus delivered to any person by the Trust, the Investment Adviser or at the direction of the Trust or the Investment Adviser by any agent or affiliate thereof prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was delivered after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” The final prospectus in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Dealers for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 p.m. (New York City time) on             , 2018 or such other time as agreed by the Trust and Merrill Lynch.

“Rule 482 Statement” means a document that is prepared in accordance with the provisions of Rule 482 of the 1933 Act, including advertisements used in the public offering of Securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed in Schedule D hereto.

“Statutory Prospectus” as of November 13, 2017 through November 21, 2017 means the preliminary prospectus dated November 13, 2017, and as of November 22, 2017 means the preliminary prospectus dated November 22, 2017, and any preliminary prospectus included in the registration statement at the Applicable Time that omits the Rule 430A Information, including any document incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Trust and the Investment Adviser. The Trust and the Investment Adviser jointly and severally represent and warrant to each Dealer as of the date hereof, the Applicable Time, the Closing Time (as defined below), and agree with each Dealer, as follows:

(i) Registration Statement and Prospectuses. The Securities have been duly registered under the 1933 Act, pursuant to the Registration Statement. Each of the Registration Statement, any amendment thereto and any Rule 462(b) Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Trust or the Investment Adviser, are contemplated by the Commission. The Trust and the Investment Adviser, as applicable, have complied in all material respects with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

Each preliminary prospectus or Prospectus, as the case may be, filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied as to form when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Dealers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Trust has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(ii) Accurate Disclosure. Neither the Registration Statement, the Rule 462(b) Registration Statement, the Notification nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the Statutory Prospectus when considered together with the information included in Schedule C hereto, nor (B) any Rule 482 Statement issued at or prior to the Applicable Time, if any, when considered together with the information included in Schedule C hereto and the Statutory Prospectus, (collectively the “General Disclosure Package”), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the 462(b) Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Trust by any Dealer expressly for use therein . For purposes of this Agreement, the only information so furnished shall be the information in paragraphs              under the heading “Plan of Distribution” in the Prospectus, in so far as it relates to a Dealer ( the “Dealer Information”).

(iii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus are, to the knowledge of the Trust and the Investment Adviser based on representations by such accountants, independent registered public accountants as required by the 1933 Act, the 1940 Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(iv) Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Trust at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and comply in all material respects with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations.

(v) Expense Summary. The information set forth in the Statutory Prospectus, the Registration Statement and the Prospectus in the fee table contained in the section entitled “Summary of Trust Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(vi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

(vii) Good Standing of the Trust. The Trust has been duly formed, has a legal existence and is in good standing as a statutory trust under the laws of the state of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) No Subsidiaries. As of             , 2018, the Trust has no subsidiaries.

(ix) Investment Company Status. The Trust is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust or Investment Adviser, threatened by the Commission. The Trust is, and at all times through the completion of the transactions contemplated hereby, will be, in all material respects, in compliance with the provisions of the 1933 Act and the 1940 Act and the Rules and Regulations, and the Notification has been duly filed with the Commission.

(x) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Trust except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement to any of them), no trustee of the Trust is (A) an “interested person” (as defined in the 1940 Act) of the Trust or (B) an “affiliated person” (as defined in the 1940 Act) of the Distributor or any Dealer. For purposes of this Section 1(x) the Trust and the Investment Adviser shall be entitled to rely on representations from such officers and trustees.

(xi) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Trust are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date thereof under the caption “Description of Capital Structure.” All issued and outstanding shares of beneficial interest of the Trust have been (A) duly authorized and validly issued and are fully paid and, under the Delaware Statutory Trust Act, the purchasers of such Common Shares have no obligation to make further payments for the purchase of the Common Shares or contributions to the Trust solely by reason of their ownership of Common Shares (except as set forth in Section 3.8 of the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust), and (B) offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any security holder of the Trust. The outstanding common shares of beneficial interest of the Trust conform to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder.

(xii) Absence of Violations, Defaults and Conflicts. The Trust is not (A) in violation of its agreement and declaration of trust or by-laws, each as amended from time to time, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties or assets of the Trust is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Trust or any of its respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of             , 2018 between the Trust and the Investment Adviser (the “Investment Management Agreement”), the Sub-Investment Advisory Agreement dated as of             , 2018 among the Trust, the Investment Adviser and BlackRock International Limited (the “BIL Sub-Advisory Agreement”), the Sub-Investment Advisory Agreement dated as of             , 2018 among the Trust, the Investment Adviser and BlackRock (Singapore) Limited (together with the BIL Sub-Advisory Agreement, the “Sub-Advisory Agreements” and each, a “Sub-Advisory Agreement”), the Custodian Agreement dated September 21, 2001, as amended on             , 2018 to include the Trust, among each of the investment companies listed on Schedule A thereto, including the Trust, and State Street Bank and Trust Company (the “Custody Agreement”), the Transfer Agency and Service Agreement dated as of January 1, 2015, as amended on             , 2018 to include the Trust, among each of the BlackRock closed-end investment companies listed on Appendix A thereto, including the Trust, Computershare Trust Company, N.A. and Computershare Inc. (the “Transfer Agency Agreement”), the Depositary Agreement dated as of             , 2018 among the Trust, Computershare Trust Company, N.A. and Computershare Inc. (the “Depositary Agreement”), the Administrative Services Agreement dated as of December 29, 2000, as amended on             , 2018, to include the Trust, among each entity listed on Schedule I thereto and State Street Bank and Trust Company (the “Administration Agreement”), the Subscription Agreement dated as of November 10, 2017 between the Trust and BlackRock Holdco 2, Inc. (the “Subscription Agreement”), the Closed-End Fund Master Advisory Fee Waiver Agreement dated as of December 2, 2016, as amended on             , 2018, to include the Trust, among each investment company listed on Schedule A thereto and the Investment Adviser (the “Fee Waiver Agreement” and, together with the Distribution Agreement, the Investment Management Agreement, the Sub-Advisory Agreements, the Custody Agreement, the Transfer Agency Agreement, the Depositary Agreement, the Administration Agreement and the Subscription Agreement, the “Trust Agreements”), and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary action under the Delaware Statutory Trust Act and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the agreement and declaration of trust or by-laws of the Trust, each as amended from time to time, or any law, statute, rule, regulation, ordinance, judgment, order, writ or decree of any Governmental Entity (except, with respect to any violation of any law, statute, rule, regulation, ordinance, judgment, order, writ or decree only, for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

(xiii) Authorization of Agreements. The Trust (a) has full power and authority to enter into this Agreement; the execution and delivery of, and the performance by the Trust of its obligations under this Agreement have been duly and validly authorized by the Trust; and this Agreement has been duly executed and delivered by the Trust, and (b) has the full power and authority to enter into the Trust Agreements; the execution and delivery of, and the performance by the Trust of its obligations under the Trust Agreements have been duly and validly authorized by the Trust; and the Trust Agreements have been duly executed and delivered by the Trust and, assuming due authorization, execution and delivery by the other parties thereto, the Trust Agreements, other than the Distribution Agreement and the Fee Waiver Agreement, constitute the valid and legally binding agreements of the Trust, enforceable against the Trust in accordance with their terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xiv) Approval of Investment Management Agreement and Sub-Advisory Agreements. The Trust’s Board of Trustees and the Trust’s sole shareholder have approved the Investment Management Agreement and each Sub-Advisory Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(xv) Agreements’ Compliance with Law. The Trust Agreements comply in all material respects with all applicable provisions of (i) the 1940 Act and the rules and regulations under the 1940 Act and (ii) the Advisers Act and the rules and regulations promulgated thereunder to the extent applicable.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Trust, threatened, against or affecting the Trust, which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder or under the Trust Agreements; and the aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xviii) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval vote or other consent of any person or entity, is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or under the Trust Agreements or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, state securities laws or the filing requirements and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix) Possession of Intellectual Property. The Trust owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust therein, and which failure to own or acquire, infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material Adverse Effect, except that the Trust’s right to use the name “BlackRock” is limited as set forth in Section 16 of the Investment Management Agreement.

(xx) Possession of Licenses and Permits. The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”)

issued by the appropriate Governmental Entities necessary to conduct the business now operated by it except where the failure so to possess would not result in a Material Adverse Effect. The Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not result in a Material Adverse Effect. The Trust has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Payment of Taxes. The Trust has filed all tax returns, if any, that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii) Advertisements. Each Rule 482 Statement used with the consent of the Trust does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each Rule 482 Statement used with the consent of the Trust complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of FINRA, including legacy NASD rules. The representations and warranties set forth in this paragraph (xxii) do not apply to Dealer Information, if any. For the avoidance of doubt, materials prepared by a Dealer for use with clients of that Dealer only or for internal use by that Dealer are not Rule 482 Statements.

(xxiii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Trust (i) does not have any material lending or other relationship with any bank or lending affiliate of the Dealers and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Dealer.

(xxiv) Insurance. The Trust carries or is entitled to the benefits of insurance, with reputable insurers of recognized financial responsibility, in such amounts and covering such risks as are prudent and customary by companies of established repute engaged in the same or similar business, and all such insurance insuring the Trust or its business, assets, employees, officers and trustees, including the Trust’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect. The Trust is in compliance with the terms of such policy and fidelity bond in all material respects and there are no claims by the Trust under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause. The Trust has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to continue to conduct its business and at a cost that would not result in a Material Adverse Effect. The Trust has not been denied any insurance coverage which it has sought or for which it has applied.

(xxv) Subchapter M. The Trust intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xxvi) Compliance with the Sarbanes-Oxley Act. The Trust has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Trust is required to comply as of the effectiveness of the Registration Statement.

(xxvii) Rule 38a-1. The Trust has adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Trust, including policies and procedures that provide oversight of compliance by the Investment Adviser and the administrator and transfer agent of the Trust.

(xxviii) Distribution of Offering Materials. The Trust has not authorized any offering material for use in connection with the offering and sale of the Common Shares other than the Registration Statement, the Prospectus, the General Disclosure Package (including a Rule 482 Statement, if any) and any sales materials (including any document prepared in accordance with the provisions of Rule 482 of the 1933 Act not listed in Schedule D here to) that you have approved in writing.

(xxix) Accounting Controls. The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Trust employs and maintains “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the Rules and Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Trust’s most recent audited financial statements, there has been (1) no material weakness in the Trust’s internal control over financial reporting, as defined in Rule 30a-3 under the 1940 Act (whether or not remediated) and (2) no change in the Trust’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

(xxx) Disclosure Controls and Procedures. The Trust will maintain “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures will be effective as required by the 1940 Act and the Rules and Regulations.

(xxxi) Money Laundering Laws. The operations of the Trust are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the rules and regulations thereunder, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering

Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Trust with respect to the Money Laundering Laws is pending or, to the best knowledge of the Trust, threatened.

(xxxii) Foreign Corrupt Practices Act. Neither the Trust, or any trustee, officer, or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of the Trust, nor, to the knowledge of the Trust, any agent, employee or other person acting on behalf of the Trust is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Trust and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) OFAC. Neither the Trust, or any trustee, officer or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of the Trust, nor, to the knowledge of the Trust, any agent, employee or other person acting on behalf of the Trust is an individual or entity (“Person”) that is: (a) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); or (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC. The Trust will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of, with or related to any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Person (including any Person participating in the initial distribution of the Securities, whether as underwriter, distributor, dealer, advisor, investor or otherwise). The Trust and its subsidiaries have not, for the past five years, knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person or in any country or territory that, at the time of the dealing or transaction, was/is subject to any U.S. sanctions administered by OFAC.

(xxxiv) Absence of Undisclosed Payments. Neither the Trust nor, to the knowledge of the Trust, any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxxv) Absence of Manipulation. Neither the Trust nor any affiliate of the Trust has taken, nor will the Trust or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities or to result in violation of federal securities laws.

(xxxvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Trust under the 1933 Act or the 1940 Act. There are no persons with tag along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Trust pursuant to this Agreement.

(xxxvii) No Material Restrictions Relating to Investing Assets. There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in any Registration Statement, General Disclosure Package and the Prospectus, other than as described therein that materially impact the Trust’s ability to implement its anticipated investment strategy.

(xxxviii) No Material Liability or Obligation; No Material Change in Capital Stock of the Trust. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Statutory Prospectus and the Prospectus, (a) other than with respect to the investment of the proceeds of the offering, the Trust has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (b) the Trust has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, in the event this representation and warranty is made after the Closing Time, ordinary and customary dividends declared and payable after the Closing Time); and (c) there has not been any material change in the capital stock, short-term debt or long-term debt of the Trust except in each case as described in each of the Registration Statement, the Statutory Prospectus and the Prospectus, respectively.

(b) Representations and Warranties by the Advisers. Each of the Advisers represents and warrants to each Dealer, and in the case of paragraph (iii) also represents to the Trust, as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Dealer as follows:

(i) Good Standing of the Advisers. Such Adviser has been duly organized and is validly existing and, to the extent such concept exists in its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreements to which it is a party; and such Adviser is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on (i) such Adviser’s ability to perform its obligations under the Investment Management Agreement, each Sub-Advisory Agreement, the Structuring Fee Agreement between Merrill Lynch and the Investment Adviser (the “Merrill Lynch Structuring Fee Agreement”) and the Structuring Fee Agreement between Morgan Stanley and the Investment Adviser (the “Morgan Stanley Structuring Fee Agreement” and, together with the Merrill Lynch Structuring Fee Agreement, the “Fee Agreements”) to which it is a party, (ii) the condition, financial or otherwise, earnings, business status or business prospects of such Adviser, or (iii) such Adviser’s ability to function as an investment adviser (an “Adviser Material Adverse Effect”).

(ii) Investment Adviser Status. Such Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement and the Sub-Advisory Agreements to which it is a party as contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(iii) Description of the Advisers. The description of such Adviser and its business and the statements attributable to such Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. As of the date hereof, such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Investment Management Agreement, the Sub-Advisory Agreements and the Fee Agreements to which it is, or will be, a party.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement has been duly and validly authorized, executed and delivered by such Adviser. Neither the execution and delivery of any of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreements or the Fee Agreements to which such Adviser is, or will be, a party nor the performance by such Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or passage of time or both, a default under, any agreement or instrument to which such Adviser is a party or by which it is bound, or to such Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any Governmental Entity, except where such breach or default would not have an Adviser Material Adverse Effect, nor will such action result in any violation of the organizational documents of such Adviser. The Investment Management Agreement and the Sub-Advisory Agreements to which such Adviser is a party have each been duly and validly authorized, executed and delivered by such Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such Agreements to which such Adviser is a party constitute valid and legally binding obligations of such Adviser, enforceable against such Adviser in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(vi) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the consummation by such Adviser of the transactions contemplated by this Agreement, the Investment Management Agreement, the Sub-Advisory Agreements or the Fee Agreements to which it is a party, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of FINRA and such as may be required under state securities laws.

(vii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have an Adviser Material Adverse Effect with respect to such Adviser.

(viii) Agreements’ Compliance with Laws. The Investment Management Agreement and the Sub-Advisory Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations.

(ix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of such Adviser, threatened against or affecting such Adviser or any parent or subsidiary of such Adviser or any partners, trustees, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to result in an Adviser Material Adverse Effect with respect to such Adviser, or which is required to be disclosed in the Registration Statement, Statutory Prospectus and the Prospectus (and has not been so disclosed).

(x) Absence of Violation or Default. Such Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have an Adviser Material Adverse Effect with respect to such Adviser.

(xi) Possession of Licenses and Permits. Such Adviser possesses such Governmental Licenses necessary to own its property and to conduct the business now operated by it, except where the failure to so possess would not have an Adviser Material Adverse Effect with respect to such Adviser. Such Adviser has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser Material Adverse Effect with respect to such Adviser.

(xii) Money Laundering Laws. The operations of each of the Advisers are and have been conducted at all times in compliance with the applicable Money Laundering Laws; and no action, suit or proceedings by or before any Governmental Entity involving any such Adviser with respect to the applicable Money Laundering Laws is pending or, to the best knowledge of such Adviser, threatened.

(xiii) Foreign Corrupt Practices Act. Neither such Adviser, or any director, officer or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of such Adviser, nor, to the knowledge of such Adviser, any agent, employee or other person acting on behalf of such Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and such Adviser and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiv) OFAC. Neither such Adviser, or any trustee, officer or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of such Adviser, nor, to the knowledge of such Adviser, any agent, employee or other person acting on behalf of such Adviser is an individual or entity (an “Adviser Person”) that is: (a) the subject to any U.S. sanctions administered by OFAC; or (b) located, organized or resident in a country or territory that is the subject of any U.S.

sanctions administered by OFAC. Such Adviser will not cause the Trust to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Adviser Person: (i) to fund or facilitate any activities or business of, with or related to any Adviser Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Adviser Person (including any Adviser Person participating in the initial distribution of the Securities, whether as underwriter, distributor, dealer, advisor, investor or otherwise). Such Adviser and its subsidiaries have not, for the past five years, knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Adviser Person or in any country or territory that, at the time of the dealing or transaction, was/is subject to any U.S. sanctions administered by OFAC.

(xv) OFAC Policies, Procedures and Controls. Such Adviser currently maintains, will maintain and has maintained for the past five years, policies, procedures and controls reasonably designed to ensure that it does not, and will not, engage in any unauthorized dealings or transactions with any Adviser Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of U.S. sanctions administered by OFAC.

(xvi) Internal Controls. Such Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement or the Sub-Advisory Agreements, to which it is a party, are executed in accordance with its management’s general or specific authorization; and (ii) access to the Trust’s assets is permitted only in accordance with its management’s general or specific authorization.

(xvii) Absence of Manipulation. Such Adviser and any affiliate has not taken, nor will such Adviser or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities or to result in violation of federal securities laws.

(xviii) Promotional Materials. In the event that the Trust or the Advisers make available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Advisers will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(c) Representations and Warranties by the Distributor. The Distributor represents and warrants to each Dealer, and in the case of paragraph (ii) also represents to the Trust, as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Dealer as follows:

(i) Good Standing of the Distributor. The Distributor has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement; and the Distributor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Distributor’s ability to perform its obligations under the this Agreement, the Distribution Agreement and the Dealer Agreements (a “Distributor Material Adverse Effect”).

(ii) Description of the Distributor. The description of the Distributor and its business in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Authorization of Agreements; Absence of Defaults and Conflicts. Each of this Agreement, the Distribution Agreement and the Dealer Agreements has been duly and validly authorized, executed and delivered by the Distributor, and neither the execution and delivery of this Agreement, the Distribution Agreement or the Dealer Agreements, nor the performance by the Distributor of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or passage of time or both, a default under, any agreement or instrument to which the Distributor is a party or by which it is bound, or to the Distributor’s knowledge, by any law, order, decree, rule or regulation applicable to it of any Governmental Entity, except where such breach or default would not have a Distributor Material Adverse Effect, nor will such action result in any violation of the organizational documents of the Distributor.

(iv) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the consummation by the Distributor of the transactions contemplated by this Agreement or the Distribution Agreement, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of FINRA and such as may be required under state securities laws.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a Distributor Material Adverse Effect.

(vi) Money Laundering Laws. The operations of the Distributor are and have been conducted at all times in compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity involving the Distributor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Distributor, threatened.

(vii) Foreign Corrupt Practices Act. Neither the Distributor, or any director, officer, or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of the Distributor, nor, to the knowledge of the Distributor, any agent, employee or other person acting on behalf of the Distributor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Distributor and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(viii) OFAC. Neither the Distributor, or any director, officer or affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of the Distributor, nor, to the knowledge of the Distributor, any agent, employee or other person acting on behalf of the Distributor is an individual or entity (“Distributor Person”) that is: (a) the subject to any U.S. sanctions administered by OFAC; or (b) located, organized or resident in a country or territory that is the subject of any U.S. sanctions administered by OFAC. The Distributor will not cause the Trust to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Distributor Person: (i) to fund or facilitate any activities or business of, with or related to any Distributor Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. sanctions administered by OFAC; or (ii) in any other manner that would result in a violation of U.S. sanctions administered by OFAC by any Distributor Person (including any Distributor Person participating in the initial distribution of the Securities, whether as underwriter, Dealer, advisor, investor or otherwise). The Distributor and its subsidiaries have not, for the past five years, knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Distributor Person or in any country or territory that, at the time of the dealing or transaction, was/is subject to any U.S. sanctions administered by OFAC.

(ix) OFAC Policies, Procedures and Controls. The Distributor currently maintains, will maintain and, to its knowledge, has maintained for the past five years policies, procedures and controls reasonably designed to ensure that it does not, and will not, engage in any unauthorized dealings or transactions with any Distributor Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of U.S. sanctions administered by OFAC.

(d) Officer’s Certificates. Any certificate signed by any officer of the Trust, any Adviser or the Distributor delivered to the Dealers or to counsel for the Dealers shall be deemed a representation and warranty by the Trust, the Advisers or the Distributor, as the case may be, to each Dealer as to the matters covered thereby.

SECTION 2. Sale and Delivery to Dealers; Closing.

(a) Common Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Common Shares shall be offered during an initial offering period that commences on November 13, 2017 and shall terminate on             , 2018 (the “Initial Offering Period”). An investor in the Trust will pay a sales load, in excess of the public offering price of the Common Shares, to the Distributor, for Common Shares sold by the Distributor, or to a Dealer, for Common Shares sold by such Dealer as set forth in Schedule A opposite the name of such Dealer. Investments in the Trust are subject to a maximum sales load of $             per Common Share as set forth in Schedule B.

(b) Payment. Payment of the purchase price for and delivery of the Common Shares purchased by customers of the Dealers shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Dealers, the Trust and the Distributor, at 10:00 a.m. (Eastern time) on the second (third, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Dealers, the Trust and the Distributor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to each Dealer of the Common Shares to be purchased by its customers.

SECTION 3. Covenants.

(a) The Trust and the Investment Adviser, jointly and severally, covenant with each Dealer as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Trust, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will for a period of one year from the date hereof notify the Dealers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Trust, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Trust becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Trust will affect all filings required under Rule 497, in the manner and within the time period required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, prevention, suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order, or suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. For a period of one year from the date hereof, the Trust will give the Dealers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish the Dealers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Dealers or their counsel shall reasonably object.

(iii) Continued Compliance with Securities Laws. If at any time when a prospectus relating to the Securities (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealers or for the Trust, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Trust will promptly (A) give the Dealers notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Dealers with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Trust shall not file or use any such amendment or supplement to which the Dealers or their counsel shall reasonably object; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Trust or the Investment Adviser by the Dealers expressly for use in the Prospectus, the Trust shall deliver such supplement or amendment to the Dealers at a reasonable charge not to exceed the actual cost thereof to the Trust. The Trust will furnish to the Dealers such number of copies of such amendment or supplement as the Dealers may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Trust will promptly notify the Dealers and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(iv) Delivery of Registration Statements. The Trust has furnished or will deliver to the Dealers and their counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Dealers and their counsel, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Dealers. The copies of the Registration Statement and each amendment thereto furnished to the Dealers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Delivery of Prospectuses. The Trust has delivered to the Dealers and their counsel, without charge, as many copies of each preliminary prospectus as the Dealers and their counsel reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to the Dealers and their counsel, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealers and their counsel may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Dealers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) Blue Sky Qualifications. The Trust will use its best efforts, in cooperation with the Dealers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealers may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required to compile distribution of the Securities.

(vii) Rule 158. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(ix) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Trust will not, without the prior written consent of the Dealers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) Common Shares issued or, for avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.

(x) Reporting Requirements. The Trust, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(xi) Subchapter M. The Trust will use its reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xii) Sarbanes-Oxley Act. The Trust has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Trust is required to comply as of the effectiveness of the Registration Statement.

(xiii) No Manipulation of Market for Securities. The Trust has not taken and will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and the Trust is not aware of any such action taken or to be taken by any affiliates of the Trust or the Investment Adviser, and (b) except for share repurchases permitted in accordance with applicable laws, until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

(xiv) Rule 462(b) Registration Statement. If the Trust elects to rely upon Rule 462(b), the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, by the second day following the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(b) The Advisers covenant with each Dealer as follows:

(i) No Manipulation of Market for Securities. The Advisers have not taken and will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and the Advisers is not aware of any such action taken or to be taken by any affiliates of the Trust or the Advisers, and (b) except for share repurchases permitted in accordance with applicable laws, until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

SECTION 4. Payment of Expenses.

(a) Expenses. The Trust will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the costs of the preparation, printing and delivery to the Dealers of copies of each preliminary prospectus, Rule 482 Statement, if any, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Dealers to investors, (iii) the preparation, issuance and delivery of the certificates or evidence of book entry notation, if any, for the Securities to the Dealers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Dealers, (iv) the fees and disbursements of the Trust’s counsel, accountants and other advisers, (v) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Dealers in connection therewith and in connection with the preparation of any requisite Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Dealers of copies of the Blue Sky Survey, if any, and any supplement thereto, (vii) the FINRA filing fees incurred by the Trust under FINRA Rule 5110 in connection with the offering of the Securities and (viii) the printing of any sales material. [Also, the Investment Adviser shall pay to the Dealers up to $        per Common Share purchased by the Dealers pursuant to this Agreement as partial reimbursement of expenses incurred in connection with the offering. The amount paid by the Investment Adviser as this partial reimbursement to the Dealers will not exceed [•]% of the total price to the public of the Common Shares sold in this offering.] The Investment Adviser has agreed to pay all of the organizational and offering expenses of the Trust. The sum total of all compensation and expense reimbursements received by the Distributor and the Dealers in connection with this offering, including sales load and all forms of compensation to and reimbursement of the Distributor and the Dealers, will not, in the aggregate, exceed [•]% of the aggregate gross offering proceeds from the sale of Common Shares in this offering.

(b) Termination of Agreement. If this Agreement is terminated by the Dealers in accordance with the provisions of Section 5(j) or Section 9(b) hereof, the Trust and each of the Advisers, jointly and severally, agree that they shall reimburse the Dealers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Dealers.

SECTION 5. Conditions of Dealers’ Obligations.

The purchase of the Common Shares by customers of the Dealers is subject to the accuracy of the representations and warranties of the Trust, the Advisers and the Distributor contained herein or in certificates of any officer of the Trust, the Advisers or the Distributor delivered pursuant to the provisions hereof, to the performance by the Trust, the Advisers and the Distributor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes shall have been instituted or are pending or, to the Trust’s knowledge contemplated; and the Trust has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Dealers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 497 (or a post-effective amendment providing such information shall have been filed with, and declared effective by the Commission in accordance with the requirements of Rule 430A or a certificate shall have been filed in accordance with Rule 497(j)).

(b) Opinion of Counsel for the Trust and the Advisers. At the Closing Time, the Dealers shall have received the favorable opinions, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Trust (the “Trust’s Counsel”), of Skadden, Arps, Slate, Meagher & Flom LLP for the Investment Adviser, and of Skadden, Arps, Slate, Meagher & Flom LLP for the Sub-Advisers, each in form and substance satisfactory to counsel for the Dealers, to the effect set forth in Exhibits A, B and C hereto and to such further effect as counsel to the Dealers may reasonably request. The opinion of the Trust’s Counsel shall state that Clifford Chance US LLP, counsel for the Dealers, may rely on such opinion as to matters of Delaware law for the purposes of rendering its opinion referenced in Section 5(c).

(c) Opinion of Counsel for the Dealers. At the Closing Time, the Dealers shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Dealers. Insofar as the opinion expressed above relates to or is dependent upon matters governed by Delaware law, Clifford Chance US LLP will be permitted to rely on the opinion of Trust’s Counsel. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Dealers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

(d) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, and the Dealers shall have received a certificate of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust and of the President or a Vice President or Managing Director of each of the Advisers, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Trust and such Adviser, respectively, in this Agreement, are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Trust and such Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) with respect to the certificate by an officer of each Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business, and (v) no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of such officer, are contemplated. The Dealers shall have also received a certificate of a duly authorized officer of the Distributor, dated the Closing Time, to the effect that (i) the representations and warranties of the Distributor in this Agreement, are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Distributor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iii) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Distributor, whether or not arising in the ordinary course of business.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Dealers shall have received from Deloitte and Touche LLP a letter dated such date, in form and substance satisfactory to the Dealers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Dealers shall have received from Deloitte and Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness of the terms and arrangements relating to the offering of the Securities.

(h) Execution of the Fee Agreements. At the Closing Time, the Dealers shall have received the Fee Agreements, each dated as of the Closing Time, as executed by the Advisers.

(i) Additional Documents. At the Closing Time, counsel for the Dealers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Advisers in connection with the organization and registration of the Trust under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Dealers and their counsel.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealers by notice to the Trust at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Dealers. The Trust, the Distributor and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Dealer, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (an “Affiliate”)) its selling agents and each person, if any, who controls any Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, the General Disclosure Package or the Prospectus therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Trust; and

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Dealer Information.

(b) Indemnification of the Trust, Distributor, Investment Adviser, Trustees, Directors and Officers. Each Dealer severally, and not jointly, agrees to indemnify and hold harmless each of the Trust, the Distributor and the Investment Adviser, their respective trustees and directors, each of the Trust’s officers who signed the Registration Statement, and each person, if any, who controls the Trust, the Distributor or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the written information about any Dealer furnished to the Trust, the Investment Adviser or the Distributor, if any, by such Dealer expressly for use in the Registration Statement (or any amendment thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Trust, the Distributor and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, the Distributor or the Investment Adviser on the one hand and the Dealers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, the Distributor and the Investment Adviser on the one hand and of the Dealers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Trust, the Distributor and the Investment Adviser on the one hand and the Dealers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total sales compensation received by the Dealers (whether from the Trust or otherwise), in each case as set forth on the cover of and otherwise included in the Prospectus.

The relative fault of the Trust, the Distributor and the Investment Adviser on the one hand and the Dealers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Distributor or the Investment Adviser or by the Dealers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust, the Distributor, the Investment Adviser and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Dealer shall be required to contribute any amount in excess of the total sales compensation received by such Dealer in connection with the offering and initial distribution of Securities.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any other provision of Section 6 or this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

For purposes of this Section 7, each person, if any, who controls a Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Dealer’s Affiliates and selling agents shall have the same rights to contribution as such Dealer, and each trustee and shareholder of the Trust and each director of the Distributor and the Investment Adviser, respectively, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust, the Distributor or the Investment Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust, the Distributor and the Investment Adviser, respectively. The Dealers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Covenants to Survive.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Trust, the Advisers or the Distributor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Dealer or its Affiliates or selling agents, any person controlling any Dealer, its officers or directors or any person controlling the Trust, the Advisers or the Distributor, and (ii) delivery of and payment for the Securities to any Dealer or its customers.

SECTION 9. Termination of Agreement.

(a) Term. This Agreement shall become effective upon its execution and, unless sooner terminated as provided for in this Section 9, shall continue in full force and effect through the Closing Time, after which this Agreement shall terminate. Notwithstanding anything to the contrary in this

Agreement, it is understood that the rights, responsibilities, obligations, duties, indemnities and liabilities of the parties hereto under this Agreement shall apply and relate only to Securities of the Trust offered and sold during the Initial Offering Period, and shall not apply or relate to any subsequent continuous or other offering of the Trust’s common shares or other securities by or through Dealers or otherwise.

(b) Termination. The Dealers may terminate this Agreement, by notice to the Trust, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Dealers, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the NYSE American, the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(c) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Tax Disclosure.

Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Trust and each of the Advisers (and each employee, representative or other agent of the Trust) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealers shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Equity Capital Markets and Morgan Stanley Smith Barney LLC, 1585 Broadway, New York, New York 10036, Attention: [            ], with a copy to the Legal Department; and notices to the Trust, the Distributor and each of the Advisers shall be directed, as appropriate, to the office of BlackRock Multi-Sector Opportunities Trust, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: [ ], BlackRock Investments, LLC, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: [ ], BlackRock Advisors, LLC, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: [ ], BlackRock International Limited, Edinburgh, EH3 8BL, United Kingdom, Attention: [ ], BlackRock (Singapore) Limited, 20 Anson Road #18-01, 079912 Singapore, Attention: [ ], respectively.

SECTION 12. No Advisory or Fiduciary Relationship.

The Trust acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust and/or the Distributor, on the one hand, and the Dealers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Dealer is and has been acting solely as a principal and is not the agent or fiduciary of the Trust, or its shareholders, creditors, employees or any other party, (c) no Dealer has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Dealer has advised or is currently advising the Trust on other matters) and no Dealer has any obligation to the Trust with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Dealers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust and (e) the Dealers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Trust has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Dealers, the Trust, the Distributor, the Advisers and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Dealers, the Trust, the Distributor, the Advisers and their respective successors and the controlling persons, Affiliates, officers, shareholders and directors or trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Dealers, the Trust, the Distributor, the Advisers and their respective partners and successors, and said controlling persons, Affiliates, officers and directors or trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from or through the Dealers shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. WAIVER OF TRIAL BY JURY.

THE TRUST (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES), EACH OF THE ADVISERS, THE DISTRIBUTOR AND EACH OF THE DEALERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15. GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME.

TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Dealers, the Trust, each of the Advisers and the Distributor in accordance with its terms.

Very truly yours,

BLACKROCK MULTI-SECTOR OPPORTUNITIES TRUST

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

BLACKROCK INTERNATIONAL LIMITED

By:
Name:
Title:

BLACKROCK (SINGAPORE) LIMITED

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

      as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY SMITH BARNEY LLC

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Authorized Signatory

By:	Morgan Stanley Smith Barney LLC

By:
Authorized Signatory

SCHEDULE A

Dealers	Number of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley Smith Barney LLC

Total:

SCHEDULE B

BLACKROCK MULTI-SECTOR OPPORTUNITIES TRUST

COMMON SHARES OF BENEFICIAL INTEREST ($             PAR VALUE)

The public offering price per share for the Securities shall be $             per share, plus a sales load of $             per share.

The purchase price per share for the Securities to be paid by the several Dealers shall be $            .

SCHEDULE C

1. The Trust is selling [•] Securities.

2. The public offering price per share for the Securities shall be $            , plus a sales load of $             per share.

SCHEDULE D

[To be provided]

Exhibit A

FORM OF OPINION OF TRUST’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided.]

Exhibit B

FORM OF OPINION OF THE INVESTMENT ADVISER’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided.]

Exhibit C

FORMS OF OPINION OF EACH SUB-ADVISER’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided.]

- 1-